                                                                    Exhibit 21.1

List of Subsidiaries


                                         State or Jurisdiction
Entity Name                                 of Incorporation
-----------                              ---------------------
BCS Technologies, Inc.                   Delaware

Cortelco Systems Puerto Rico, Inc.       Puerto Rico